EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. 1350
Section 906 of the Sarbanes-Oxley Act of 2002

I, Andrew R. Skobe, Principal Financial Officer of Icahn Enterprises G.P. Inc., the General Partner of Icahn Enterprises Holdings L.P. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Registrant’s annual report on Form 10-K for the period ended December 31, 2007 (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew R. Skobe
Andrew R. Skobe
Principal Financial Officer of Icahn Enterprises G.P. Inc., the General Partner of Icahn Enterprises Holdings L.P.
Date: March 31, 2008